Attachment for Item 77J
Scout Funds
Form N-SAR B
6/30/09

In accordance with the
provisions of Statement of
Position 93-2, "Determination,
Disclosure and Financial
Statement Presentation of
Income, Capital Gain and
Return of Capital
Distributions by Investment
Companies," the Funds are
required to report the
undistributed net investment
income (loss) and
undistributed net realized
gain (loss) accounts to
approximate amounts available
for future distributions on a
tax basis (or to offset future
realized capital gains).
Accordingly, at June 30, 2009,
reclassifications (in
thousands) were recorded to
increase (decrease) paid-in-
capital by $0, $1, (1,830),
$0, $0, $0, $0, $0, and $0,
increase (decrease) net
investment income (loss) by
$0, $(5), $1,791, $16, $(4),
$32, $0, $0 and $0, and
increase (decrease)
undistributed net realized
gain (loss) from investments
and foreign currency
transactions by $0, $4, $39,
$(16), $4, $(32), $0, $0 and
$0 for the Stock, Mid Cap,
Small Cap, International,
International Discovery, Bond,
Money Market-Federal
Portfolio, Money Market-Prime
Portfolio, and Tax-Free Money
Market Funds, respectively.

These reclassifications have
no impact on the net asset
values of the Funds and are
designed to present the Funds
capital accounts on a tax
basis.